Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-255302 and 333-255302-03

INDEX SUPPLEMENT NO. IS-12-01

(To the prospectus and prospectus supplement each dated May 11, 2021)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Securities Linked to the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index

This index supplement sets forth terms that will apply generally to securities that we may offer from time to time using this index supplement. The specific terms of a particular issuance of securities will be set forth in a pricing supplement that we will deliver in connection with that issuance. If the terms specified in any pricing supplement are inconsistent with the terms specified in this index supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control. We refer to all securities offered under this index supplement as the “securities.”

•	Index. The securities will be linked to the performance of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index (the “Index”). The Index was developed by Citigroup Global Markets Limited (the “Index Administrator” and “Index Calculation Agent”), an affiliate of ours. You should carefully review the sections “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” and “Risk Factors Relating to the Securities” in this index supplement for more information about the Index and for a discussion of important risks relating to the Index.

•	Payments on the Securities. Unlike conventional debt securities, the securities do not pay interest and do not guarantee the repayment of principal. Instead, the securities offer a payment at maturity or upon earlier redemption, if applicable, that may be greater than, equal to or less than the stated principal amount, depending on the performance of the Index. Any amounts payable on the securities will be determined pursuant to the terms set forth in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the terms for a particular issuance of securities, including the circumstances in which the performance of the Index will cause you to receive less than the stated principal amount at maturity.

•	Risk of Loss. Your payment at maturity or earlier redemption may be significantly less than the stated principal amount of the securities and, unless the applicable pricing supplement provides otherwise, possibly zero.

•	Credit Risk. The securities are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the securities is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payment owed to you under the securities.

•	No Listing. The securities will not be listed on any securities exchange. Accordingly, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them until maturity or, if applicable, earlier redemption. You are entitled to your payment at maturity only if you hold your securities at maturity or, if applicable, earlier redemption. If you choose to and are able to sell your securities prior to maturity, you may receive significantly less than the stated principal amount.

•	Not Equivalent to Investing in the Index. Investing in the securities is not equivalent to investing directly in the futures contract underlying by the Index. You will not have any ownership interest or any other right with respect to the futures contract underlying by the Index.

•	Tax Consequences. For important information regarding certain tax consequences of investing in the securities, see “United States Federal Tax Considerations” beginning on page IS-28.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this index supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

Investing in the securities is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Securities” beginning on page IS-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this index supplement, the accompanying prospectus supplement and prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities, and the guarantee of the securities by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

October 25, 2021

We are responsible for the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus and any applicable pricing supplement. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this index supplement, the accompanying prospectus supplement and prospectus or any applicable pricing supplement is accurate as of any date other than the date on the front of such document. We are not making an offer of these securities in any state where the offer is not permitted.

TABLE OF CONTENTS

Index Supplement

About This Index Supplement	IS-2
Summary Description of the Index	IS-3
Summary Payment Terms	IS-4
Risk Factors Relating to the Securities	IS-5
Description of the Securities	IS-13
Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index	IS-17
Carbon Trading Markets & Mechanisms	IS-24
Benefit Plan Investor Considerations	IS-26
United States Federal Tax Considerations	IS-28
Plan of Distribution; Conflicts Of Interest	IS-33
Annex A	A-1
Annex B	B-1

Prospectus Supplement

Risk Factors	S-1
Important Currency Information	S-4
Forward-Looking Statements	S-5
Description of the Notes	S-6
United States Federal Tax Considerations	S-14
Plan of Distribution	S-27
Conflicts of Interest	S-28
Benefit Plan Investor Considerations	S-33
Legal Matters	S-35

Prospectus

Prospectus Summary	1
Forward-Looking Statements	6
Citigroup Inc.	6
Citigroup Global Markets Holdings Inc.	10
Use of Proceeds and Hedging	11
European Monetary Union	13
Description of Debt Securities	13
Currency Conversions and Foreign Exchange Risks Affecting
Debt Securities Denominated in a Foreign Currency	25
Plan of Distribution	27
Legal Matters	29
Experts	29

About This Index Supplement

The pricing supplement for a particular issuance of securities will describe certain specific terms of those securities, but will not describe all of the material terms of those securities or contain all of the other material disclosures that you should consider before investing in those securities. The material terms of the securities and other material disclosures that are not contained in the applicable pricing supplement are set forth in this index supplement and, to the extent not set forth in this index supplement, in the accompanying prospectus supplement and prospectus. Accordingly, it is important that you read the applicable pricing supplement together with this index supplement and the accompanying prospectus supplement and prospectus and before investing in the securities.

You may find the prospectus and prospectus supplement each dated May 11, 2021 here:
https://www.sec.gov/Archives/edgar/data/200245/000119312521157552/d423193d424b2.htm

References in this index supplement, the applicable pricing supplement and the accompanying prospectus supplement and prospectus to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Summary Description of the Index

The Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index (the “Index”) was developed by Citigroup Global Markets Limited (the “Index Administrator” and “Index Calculation Agent”). The description of the Index included in this document is based on rules formulated by the Index Administrator, which are attached as annexes to this document. The Index launched on August 2, 2021 and, therefore, has a limited performance history. The Index is derived from an underlying index that differs from the Index only in that it does not include the Index’s currency conversion feature described below. That underlying index launched on September 5, 2019.

The Index tracks the performance of a hypothetical investment, rolled annually, in a futures contract on a European Union Allowance (“EUA”), also referred to as a carbon emissions allowance. The Index’s futures contract is the December futures contract on EUAs that is currently traded on the ICE Endex exchange (the “ICE”). An EUA is the tradable unit under the European Union Emissions Trading Scheme (the “EU ETS”), giving the holder the right to emit one tonne of carbon dioxide (CO2), or the equivalent amount of two more powerful greenhouse gases, nitrous oxide (N2O) and perfluorocarbons (PFCs). See “Carbon Trading Markets & Mechanisms” below for additional information about the EU ETS and EUAs.

The futures contracts underlying the Index have expiration dates in December of each year. The Index tracks a single futures contract expiring in December of each year, and then, as the expiration date of that futures contract approaches, will “roll” out of the expiring futures contract and into the futures contract with an expiration date in the next succeeding December. By continually rolling out of an expiring contract and into another futures contract with a later expiration date, the Index maintains continuous exposure to an EUA futures contract.

The value of the Index’s futures contract will fluctuate with changes in the market value of its underlying EUA. EUA pricing is set by supply and demand. Supply is determined by the number of EUAs and other carbon allowances that are available to the market. EUAs are currently issued annually by the member states of the European Union pursuant to an allocation plan approved by the European Commission and are based on agreements under the Kyoto protocol. Demand is determined by the volume of carbon emitted during the year in relation to the annual allocation. The main factors influencing volumes emitted in the short-term are the weather, relative fuel prices, general economic activity and the amount of electricity generated from non-fossil fuel sources.

The value of the Index’s futures contract will fluctuate not only based on changes in the market value of the underlying EUA, but also based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. As discussed in more detail under “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index—Background on Futures Contracts Generally” below, these factors are likely to cause a position in the futures contract to reflect a carry cost, which will lower the return on the futures contract as compared to a direct investment in the underlying EUA. Accordingly, we expect the performance of the Index to generally reflect changes in the value of its underlying EUA, as reduced by a carry cost. We expect the carry cost to rise if market interest rates rise.

In addition, while the Index’s futures contract is denominated in euro, the level of the Index is denominated in U.S. dollars. On each Index Business Day, the Index converts the returns on the EUA futures contract in euro terms into a U.S. dollar return based on the EUR/USD spot rate.

Because the Index is a futures-based index, the performance of the Index is expected to reflect not only the performance of the underlying EUA tracked by the EUA futures contract, but also the carry cost associated with the EUA futures contract, which will reduce the performance of the Index. The Index is an excess return index, which in this context means that its performance will be based solely on changes in the settlement price of the EUA futures contract. An excess return index is distinct from a total return index, which, in addition to changes in the settlement price of the underlying futures contract, would reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

This section contains only a summary description of the Index and does not describe all of its important features in detail. Before investing in the securities, you should carefully review the more detailed description of the Index contained in the section “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” and the risks affecting the Index in the section “Risk Factors Relating to the Securities—Risk Factors Relating to the Index” in this index supplement.

Summary Payment Terms

The particular payment terms of the securities will be set forth in the applicable pricing supplement and will be linked to the performance of the Index. Unlike conventional debt securities, the securities do not pay interest and do not guarantee the repayment of principal. Instead, the securities offer a payment at maturity or upon earlier redemption, if applicable, that may be greater than, equal to or less than the stated principal amount, depending on the performance of the Index. Any amounts payable on the securities will be determined pursuant to the terms set forth in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the terms for a particular issuance of securities, including the circumstances in which the performance of the Index will cause you to receive less than the stated principal amount at maturity.

The specific terms of the securities will be determined on the date we price the securities for initial sale to the public, which we refer to as the “Pricing Date.” Any payments on the securities that depend on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of the obligations of Citigroup Global Markets Holdings Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the securities, you may not receive any payment owed to you.

Before deciding whether to invest in the securities, you should carefully read and understand the sections “Risk Factors Relating to the Securities” and “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” in this index supplement as well as the particular terms and risk factors described in the applicable pricing supplement.

Certain events may happen that could affect any payment owed to you under the securities, such as the occurrence of a market disruption event, a commodity hedging disruption event or other events affecting the Index. Those events are described in this index supplement under “Description of the Securities” and “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” and will not be repeated in the applicable pricing supplement. As a result, you should carefully review and understand the section “Description of the Securities” and “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” in this index supplement.

Risk Factors Relating to the Securities

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the Index because your payment at maturity will depend on the performance of the Index.

The risk factors below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of securities. You should also read these risk factors together with the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Risk Factors Relating to All Securities

You may lose some or all of your investment in the securities.

Unlike conventional debt securities, the securities do not provide for the repayment of a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the Index, as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Index will cause you to receive less than the stated principal amount of your securities at maturity. Depending on the particular terms of the securities, you may lose up to all of your investment in the securities. You should not invest in the securities if you are unable or unwilling to the bear the risk of losing a significant portion or all of your investment in the securities, subject to the terms set forth in the applicable pricing supplement.

The securities will not pay interest.

The securities will not pay any interest or provide for any other payments prior to maturity. Accordingly, you should not invest in the securities if you seek current income during the term of the securities.

The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the securities. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the securities.

The securities will not be listed on a securities exchange and you may not be able to sell your securities prior to maturity.

The securities will not be listed on a securities exchange. Accordingly, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them to maturity or, if applicable, earlier redemption.

Citigroup Global Markets Inc. (“CGMI”) or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the securities. If CGMI or such other underwriter or agent does make a market in the securities, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the securities, the price at which you may be able to sell your securities prior to maturity is likely to depend on the price, if any, at which

CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the securities, it is likely that there would be no secondary market at all for the securities. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your securities in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the securities prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your securities to maturity or, if applicable, earlier redemption.

The value of your securities prior to maturity will fluctuate based on the performance of the Index and other factors.

The value of your securities prior to maturity will fluctuate based on the level of the Index and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

•	Level of the Index. We expect that the value of the securities at any time will depend substantially on the level of the Index at that time. If the level of the Index declines following the Pricing Date, the value of your securities will also decline, perhaps significantly. Even at a time when the level of the Index exceeds its level on the Pricing Date, the value of your securities may nevertheless be significantly less than the stated principal amount of your securities because of expectations that the level will continue to fluctuate over the term of the securities, among other reasons.

•	Fees. If specified in the applicable pricing supplement, the amount you receive at maturity or upon earlier redemption of the securities will be reduced by a fee. The amount of this fee may accrue on a daily basis, and therefore may become larger the longer the securities are outstanding.

•	Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. Therefore, actual or anticipated changes in either of their credit ratings or credit spreads may affect the value of the securities.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the securities attributable to one or more of the other factors.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the level of the Index.

CGMI and other of our affiliates may publish research from time to time relating to the financial markets or the futures contract underlying the Index. Any research, opinions or recommendations provided by CGMI may influence the price of the futures contract underlying the Index, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the futures contract underlying the Index, the Index itself and the merits of investing in the securities.

The price of the EUA futures contract underlying the Index may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of the securities, we expect to hedge our obligations under the securities directly or through one of our affiliates, which may involve taking positions directly in the futures contract underlying the Index or other instruments that may affect the values of such futures contract. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before any Valuation Date, which may involve, among other things, us or our counterparties purchasing or selling such futures contract or other instruments. This hedging activity on or prior to the Pricing Date could potentially affect the values of the futures contract underlying the Index on the Pricing Date and, accordingly, potentially increase the initial Index level, which may adversely any payments on the securities. Additionally, this hedging activity during the term of the securities, including on or near any Valuation Date, could negatively affect the level of the Index and, therefore, adversely affect your payment at maturity or earlier redemption on the securities. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity may be willing to purchase your securities in a secondary market transaction.

We and our affiliates may also trade the futures contract underlying the Index and/or other instruments that may affect the values of such futures contract on a regular basis (taking long or short positions or both), for our or their accounts, for other accounts under management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the price of the futures contract underlying the Index on any Valuation Date and, therefore, adversely affect the performance of the Index and the securities.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Our affiliate is the Securities Calculation Agent and, in that capacity, may make important determinations with respect to the securities.

The Securities Calculation Agent will determine, among other things, the amount owed to you at maturity of the securities or, if applicable, earlier redemption. In addition, if certain events occur, the Securities Calculation Agent will be required to make certain discretionary judgments that could significantly affect the amount you receive at maturity or, if applicable, earlier redemption. In making these judgments, the interests of the Securities Calculation Agent, as our affiliate, could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

•	determining whether to postpone a valuation date if a market disruption event occurs on that date;

•	determining the closing level of the Index on a valuation date if a market disruption event is continuing on that date; and

•	determining whether a commodity hedging disruption event has occurred.

Any of these determinations made by the Securities Calculation Agent may adversely affect any payment owed to you under the securities.

Holders of the securities will not benefit from regulatory protections of the Commodity Futures Trading Commission or any similar non-U.S. regulatory authority.

The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell futures contracts for the benefit of the holders of securities. An investment in the securities does not constitute an investment in futures contracts, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) or any similar non-U.S. regulatory authority afforded to persons who trade in such contracts. Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase the securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

If the Index is discontinued, we may redeem the securities early for an amount that may result in a significant loss on your investment.

The Index Administrator is not required to publish the Index throughout the term of the securities. The Index Administrator may permanently cancel the Index, including, for example, as a result of a discontinuance of trading of the Index’s underlying futures contract. If the Index is discontinued, we will redeem the securities for an amount per security equal to the amount to be received on the maturity date with respect to such securities, calculated as though the valuation date (or the final valuation date, if there is more than one valuation date) were the date of publication of the last available closing level of the Index prior to the date of such discontinuance. The redemption amount in this scenario may be less than the stated principal amount and, depending on the terms of the securities specified in the applicable pricing supplement, you may lose up to your entire initial investment. In addition, the redemption amount may be significantly less than the amount you would have received had you instead been able to hold the securities to maturity. For example, the Index may be discontinued as the result of a market disruption that had a significant adverse effect on the level of the Index before the discontinuance and, thus, on the redemption amount. That market disruption may be resolved by the time of the originally scheduled maturity date and, had your payment on the securities been determined on the scheduled final valuation date, you might have achieved a significantly better return.

If a commodity hedging disruption event occurs during the term of the securities, we may redeem the securities early for an amount that may result in a significant loss on your investment.

If a commodity hedging disruption event occurs, we may redeem the securities prior to the maturity date for an amount equal to the amount to be received on the maturity date with respect to such securities, calculated as though the early redemption notice date were the valuation date (or the final valuation date, if there is more than one valuation date). See “Description of the Securities—Commodity Hedging Disruption Event” in this index supplement for more information. The redemption amount in this scenario may be less than the stated principal amount and, depending on the terms of the securities specified in the applicable pricing supplement, you may lose up to your entire initial investment. In addition, the redemption amount may be significantly less than the amount you would have received had we not elected to redeem the securities and had you been able instead to hold them to maturity. For example, the redemption amount may be determined during a market disruption that has a significant adverse effect on the redemption amount. That market disruption may be resolved by the time of the originally scheduled maturity date and, had your payment on the securities been determined on the scheduled final valuation date rather than on the early redemption notice date, you might have achieved a significantly better return.

The U.S. federal tax consequences of an investment in the securities are uncertain.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the securities might be materially and adversely affected.

Moreover, the securities may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not the assumption would be considered a “significant modification” of the securities is not entirely clear and, if the IRS were to treat the assumption as a significant modification, a U.S. investor might be required to recognize gain (if any) on the securities and the timing and character of income recognized with respect to the securities, as well as the withholding tax consequences to a non-U.S. investor in the securities, could be affected significantly after the assumption.

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of this index supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS IN RESPECT OF U.S. FEDERAL WITHHOLDING TAXES.

Risk Factors Relating to the Index

The following discussion of risks relating to the Index should be read together with the section “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” below, which defines and further describes a number of the terms and concepts referred to in this section.

The Index is subject to the risk of a decline in the price of a European Union Allowance.

The Index tracks the performance of a hypothetical rolling position in a futures contract on a European Union Allowance, or EUA, also referred to as a carbon emissions allowance. The price of the EUA futures contract will depend in significant part on the market price of an EUA. Accordingly, the Index will be adversely affected by any decline in the market price of an EUA.

The market price of an EUA is determined by supply and demand. Supply is determined by the number of EUAs and other carbon allowances that are available to the market. EUAs are currently issued annually by the member states of the European Union pursuant to an allocation plan approved by the European Commission and are based on agreements under the Kyoto protocol. Any increase in supply could have a negative effect on the price of an EUA. The supply of EUAs is within the control of the member states of the European Union. If those states decide to increase the number of EUAs, the price of an EUA would likely decline. Alternatively, if other carbon allowances are created or increase in supply, that would also likely have an adverse effect on the price of an EUA.

Demand for EUAs is determined in significant part by the volume of carbon emitted during the year in relation to the annual allocation. The main factors influencing volumes emitted in the short-term are the weather, relative fuel prices, general economic activity and the amount of electricity generated from non-fossil fuel sources. Increased fuel prices and/or lower economic activity would be likely to reduce demand for EUAs, and therefore reduce the price of an EUA. The increased usage of alternative sources of energy that do not rely on fossil fuel would also likely reduce demand for EUAs, and therefore reduce the price of an EUA. Furthermore, if penalties for exceeding carbon emissions caps are lessened or are not enforced, that would likely reduce demand for EUAs, and therefore reduce the price of an EUA.

It is impossible to predict whether the price of an EUA will rise or fall. If it falls, the level of the Index will be adversely affected.

The performance of the Index is expected to be reduced by the carry cost associated with the EUA futures contract, and therefore is expected to underperform the price performance of the underlying EUA.

The Index provides exposure to the price of an EUA futures contract, and not to the spot price of an EUA. The value of the EUA futures contract will fluctuate not only based on changes in the market value of the underlying EUA, but also based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. As discussed in more detail under “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index—Background on Futures Contracts Generally” below, these factors are likely to cause a position in the EUA futures contract to reflect a carry cost, which will lower the return on the futures contract as compared to a direct investment in the underlying EUA. Accordingly, we expect the performance of the Index to generally reflect changes in the value of its underlying EUA, as reduced by a carry cost. We expect the carry cost to rise if market interest rates rise.

The Index is subject to currency exchange rate risk.

The level of the Index is denominated in U.S. dollars, but the underlying EUA futures contract is traded in euro. To calculate the Index level, the daily return of the underlying EUA futures contract in euro terms is converted into

U.S. dollars. If the underlying EUA futures contract has a positive return from one Index Business Day to the next, this currency conversion feature means that the resulting positive return on the Index will be less than it would have been based on the underlying EUA futures contract return alone if the euro decreases in value relative to the U.S. dollar over that period. Conversely, if the underlying EUA futures contract has a negative return from one Index Business Day to the next, this currency conversion feature means that the resulting negative return on the Index will be greater (i.e., more negative) than it would have been based on the underlying EUA futures contract return alone if the euro increases in value relative to the U.S. dollar over that period.

The Index is subject to risks associated with non-U.S. futures exchanges.

The Index’s EUA futures contract is traded on a non-U.S. futures exchange. Investments linked to the value of futures contracts that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The Index is subject to uncertain legal and regulatory regimes.

The futures contract on carbon emissions allowances included in the Index is subject to legal and regulatory regimes that may change in ways that could adversely affect the level of the Index. The effect of any future regulatory change, including but not limited to any future changes to Kyoto and various worldwide carbon legislation, is impossible to predict, but could cause unexpected volatility and instability in carbon emissions markets, with a substantial and adverse effect on the performance of the Index.

Suspension or disruptions of market trading in the EUA futures contract may adversely affect the level of the Index.

Futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, some futures exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. If these circumstances arise with respect to the EUA futures contract tracked by the Index, they could adversely affect the level of the Index.

Changes in law or regulation relating to the EUA futures contract may adversely affect the level of the Index.

Commodity futures contracts are subject to legal and regulatory regimes that impose significant regulatory requirements on the trading of such instruments, and on market participants. Regulatory organizations, such as the European Securities and Markets Authority, may seek to implement regulations that could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets, including the markets for the EUA futures contract. Any change in the application of these laws or regulations or any proposal of new laws or regulations affecting the EUA futures contract or the carbon emissions allowances market generally may have a material adverse effect on the level of the Index.

Prices of commodity futures contracts are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index.

The market price of the EUA futures contract included in the Index tends to be highly volatile and may fluctuate rapidly based on numerous factors. The prices of commodities and commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional investment risks that cause the level of the Index to be more volatile than an index tracking the price of traditional securities.

The Index is calculated on an excess return basis.

The Index is calculated on an “excess return” basis and not on a “total return” basis. As an excess return index, the Index reflects the returns that are potentially available through an investment in the notional positions held by the Index. By contrast, a total return index, in addition to reflecting those returns, would also reflect interest that could be earned on funds committed to the trading of the underlying positions. The Index does not include such a total return feature.

The Index has limited actual performance information.

The Index launched on August 2, 2021. Accordingly, the Index has limited actual performance data. Because the Index is of recent origin with limited performance history, an investment linked to the Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s methodology. However, any historical performance of the Index is not an indication of how the Index will perform in the future.

Hypothetical back-tested Index performance information is subject to significant limitations.

All information regarding the performance of the Index prior to August 2, 2021 is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

•	The Index Administrator developed the rules of the Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

•	The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information are not necessarily representative of the market conditions that will exist in the future.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear no relation to the historical or hypothetical back-tested levels of the Index.

The Index Administrator and Index Calculation Agent is our affiliate and may exercise judgments under certain circumstances in the calculation of the Index.

Although the Index is rules-based, there are certain circumstances under which the Index Administrator or Index Calculation Agent may be required to exercise judgment in calculating the Index, including the following:

•	The Index Administrator will determine whether an ambiguity, error or omission has arisen and may resolve such ambiguity, error or omission, using expert judgment, and may amend the Index rules to reflect the resolution of the ambiguity, error or omission.

•	The Index Calculation Agent will determine if any relevant day is a Disrupted Day and, if so, may publish its good faith estimate of the Index level for such day.

•	If an adjustment event occurs with respect to the Index, the Index Calculation Agent will determine whether to replace the relevant futures contract and may adjust the Index Rules accordingly, and will determine whether to discontinue the Index.

In exercising these judgments, the fact that the Index Administrator and Index Calculation Agent is our affiliate may cause its interests to be adverse to yours. The Index Administrator and Index Calculation Agent are not your fiduciaries and are not obligated to take your interests into account in calculating the Index. Any actions taken by the Index Administrator and Index Calculation Agent in calculating the level of the Index could adversely affect the performance of the Index.

An investment linked to the Index does not constitute ownership of the EUA futures contract underlying the Index.

The Index is described as tracking a hypothetical investment in the EUA futures contract because there is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the Index’s EUA futures contract and the other Index rules.

Description of the Securities

The following description of the general terms of the Securities supplements the general terms and provisions set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Securities in this index supplement is inconsistent with the more general terms described in the accompanying prospectus supplement and prospectus, you should rely on the information in this index supplement.

The pricing supplement applicable to a particular issuance of Securities will contain the specific terms of those Securities. If any information in the applicable pricing supplement is inconsistent with this index supplement, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this index supplement or in the accompanying prospectus supplement and prospectus. It is important for you to consider carefully the information contained in this index supplement together with the information contained in the applicable pricing supplement and the accompanying prospectus supplement and prospectus before investing in the Securities.

General

The securities offered under this index supplement (the “Securities”) are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the Securities are fully and unconditionally guaranteed by Citigroup Inc. The Securities will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the Securities will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.

The particular payment terms of the Securities will be set forth in the applicable pricing supplement and will be linked to the performance of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index (the “Index”). The Index is described in “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” below.

Unlike conventional debt securities, the securities do not pay interest and do not guarantee the repayment of principal. Instead, the securities offer a payment at maturity or upon earlier redemption, if applicable, that may be greater than, equal to or less than the stated principal amount, depending on the performance of the Index. Any amounts payable on the securities will be determined pursuant to the terms set forth in the applicable pricing supplement. The stated principal amount of each Security will be specified in the applicable pricing supplement.

In addition to the risks associated with the performance of the Index, all payments due on the Securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., as guarantor of any payments due on the Securities. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations under the Securities, you may not receive any payment owed to you.

Any potential payment on the Securities that depends on the performance of the Index will be based on the Closing Level of the Index on one or more dates specified in the applicable pricing supplement (each, a “Valuation Date”), subject to the specific terms set forth in the applicable pricing supplement.

Maturity

The securities will mature on the date specified in the applicable pricing supplement (the “Maturity Date”). If the Maturity Date falls on a day that is not a Business Day, the payment to be made on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, and no interest will accrue as a result of such delayed payment. If a Market Disruption Event occurs on the Valuation Date (or if there is more than one Valuation Date, on the final Valuation Date), then the Maturity Date will be postponed to the third Business Day after the Valuation Date as postponed. In addition, if the originally scheduled Valuation Date (or if there is more than one Valuation Date, the originally scheduled final Valuation Date) is not an Index Business Day and such Valuation Date is postponed so that it falls fewer than three Business Days prior to the Maturity Date, the Maturity Date will be postponed to the third Business Day after such Valuation Date as postponed.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges, bank institutions or trust companies in the City of New York or London are authorized or obligated by law or executive order to close.

Securities Calculation Agent

The “Securities Calculation Agent” for each issuance of Securities will be our affiliate, Citibank, N.A., or any successor appointed by us, unless otherwise specified in the applicable pricing supplement. The Securities Calculation Agent will make the determinations specified in this index supplement or in the applicable pricing supplement. All determinations made by the Securities Calculation Agent will be at the sole discretion of the Securities Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the Securities. The Securities Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

 Under the terms of the Securities, the Securities Calculation Agent will be required to exercise discretion in determining (i) whether to postpone a Valuation Date if a Market Disruption Event occurs on that date; (ii) the Closing Level of the Index on a Valuation Date if a Market Disruption Event is continuing on that date; and (iii) whether a Commodity Hedging Disruption Event has occurred. In exercising this discretion, the Securities Calculation Agent will be required to act in good faith and using its reasonable judgment, but it may take into account any factors it deems relevant, including, without limitation, whether the applicable event materially interfered with our ability or the ability of our hedging counterparty, which may be an affiliate of ours, to adjust or unwind all or a material portion of any hedge with respect to the Securities.

Determining the Closing Level of the Index

The “Closing Level” of the Index on any date of determination will be the closing level of the Index on such day as published by the Index Calculation Agent, subject to the terms described under “—Discontinuance of the Index” below. If the closing level is not published by the Index Calculation Agent on any date of determination, the Closing Level on that date will be the closing level of the Index as calculated by the Securities Calculation Agent in good faith in accordance with the formula for and method of calculating the Index last in effect prior to the failure to publish. If a Market Disruption Event (as defined below) occurs with respect to the Index on any date of determination, the Securities Calculation Agent may, in its sole discretion, determine the Closing Level of the Index on such date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of the Index’s underlying futures contract) or (y) if available, using the closing level of the Index on such day as published by the Index Calculation Agent.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event occurs with respect to the Index on any scheduled Valuation Date, the Securities Calculation Agent may, but is not required to, postpone the applicable Valuation Date to the earliest of (i) the next succeeding Index Business Day on which a Market Disruption Event does not occur with respect to the Index and on which another Valuation Date does not or is not deemed to occur and (ii) the fifth Index Business Day immediately following the date that was originally scheduled to be such Valuation Date (or, in the case of two or more consecutive Index Business Days that are each scheduled Valuation Dates, past the fifth Index Business Day immediately following the date that was originally scheduled to be the last of such consecutive Valuation Dates).

If any scheduled Valuation Date is not an Index Business Day, the applicable Valuation Date will be postponed to the next succeeding day that is an Index Business Day and on which another Valuation Date does not or is not deemed to occur (subject to the immediately preceding paragraph).

If a Market Disruption Event occurs on a Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if the Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Level to be determined on such date will be determined as set forth in the definition of “Closing Level” above. If two or more Valuation Dates are postponed to the same day and an average of the Closing Levels on two or more Valuation Dates is required to be determined, each Valuation Date that is postponed to such day shall be counted separately for purposes of determining such average.

An “Index Business Day” is any day on which the New York floor of the CME Group is scheduled to be open for trading for its regular trading session.

A “Market Disruption Event” will be deemed to have occurred on any day that is a “Disrupted Day” as such term is defined under “Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index” below.

Discontinuance of the Index

If the Index Administrator discontinues publication of the Index, then we will redeem the Securities, in whole and not in part, on the fifth Business Day immediately following the date of such discontinuance for an amount per Security equal to the amount to be received on the Maturity Date with respect to such Securities, calculated as though the Valuation Date (or the final Valuation Date, if there is more than one Valuation Date) were the date of publication of the last available Closing Level of the Index prior to the date of such discontinuance.

Commodity Hedging Disruption Event

If, on any day during the term of the Securities, the Securities Calculation Agent determines that a Commodity Hedging Disruption Event has occurred, we will have the right, but not the obligation, to redeem the Securities, in whole and not in part, by providing written notice of our election to exercise that right to the trustee (the date of such notice, the “Early Redemption Notice Date”) on a redemption date of our choosing that is no later than the 30th Business Day immediately following the Early Redemption Notice Date or earlier than the fifth Business Day following the Early Redemption Notice Date. A Commodity Hedging Disruption Event need not be continuing on the Early Redemption Notice Date or on the redemption date. The amount due and payable on the Securities upon such redemption will be determined by the Securities Calculation Agent and will equal, for each Security, the amount to be received on the Maturity Date with respect to the Securities, calculated as though the Early Redemption Notice Date were the Valuation Date (or the final Valuation Date, if there is more than one Valuation Date).

A “Commodity Hedging Disruption Event” means any event or condition following which we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any security, option, future, derivative, currency, instrument, transaction, asset or arrangement that the Securities Calculation Agent deems necessary to hedge the risk of entering into and performing our obligations with respect to the Securities, whether in the aggregate on a portfolio basis or incrementally on a trade by trade basis (each a “hedge position”) or (ii) realize, recover or remit the proceeds of any such hedge position, in each case including (without limitation) if those hedge positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Securities Calculation Agent to determine which of the hedge positions are counted towards that limit).

No Call Right

We will not have the right to call the Securities for redemption unless the applicable pricing supplement so provides (and except as otherwise specified above in this “Description of the Securities”).

No Defeasance

The Securities will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to any issuance of Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities will be determined by the Securities Calculation Agent and will equal, for each Security, the amount to be received on the Maturity Date, calculated using the Closing Level of the Index as though the date of acceleration were the Valuation Date (or the final Valuation Date if there is more than one Valuation Date).

In case of default in payment under the Securities, no interest will accrue on such overdue payment either before or after the Maturity Date.

Paying Agent, Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global notes representing each issuance of Securities as custodian for DTC. The Bank of New York Mellon will serve as trustee for the Securities.

The CUSIP number for each issuance of Securities will be set forth in the applicable pricing supplement.

Description of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index

Overview

The Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index (the “Index”) was developed by Citigroup Global Markets Limited (the “Index Administrator” and “Index Calculation Agent”). The description of the Index included in this document is based on rules formulated by the Index Administrator, which are attached as annexes to this document. The Index launched on August 2, 2021 and, therefore, has a limited performance history. The Index is derived from an underlying index (as defined below) that differs from the Index only in that it does not include the Index’s currency conversion feature described below. That underlying index launched on September 5, 2019.

The Index tracks the performance of a hypothetical investment, rolled annually, in a futures contract on a European Union Allowance (“EUA”), also referred to as a carbon emissions allowance. The Index’s futures contract is the December futures contract on EUAs that is currently traded on the ICE Endex exchange (the “ICE”). An EUA is the tradable unit under the European Union Emissions Trading Scheme (the “EU ETS”), giving the holder the right to emit one tonne of carbon dioxide (CO2), or the equivalent amount of two more powerful greenhouse gases, nitrous oxide (N2O) and perfluorocarbons (PFCs). See “Carbon Trading Markets & Mechanisms” below for additional information about the EU ETS and EUAs.

The futures contracts underlying the Index have expiration dates in December of each year. The Index tracks a single futures contract expiring in December of each year, and then, as the expiration date of that futures contract approaches, will “roll” out of the expiring futures contract and into the futures contract with an expiration date in the next succeeding December. By continually rolling out of an expiring contract and into another futures contract with a later expiration date, the Index maintains continuous exposure to an EUA futures contract.

The value of the Index’s futures contract will fluctuate with changes in the market value of its underlying EUA. EUA pricing is set by supply and demand. Supply is determined by the number of EUAs and other carbon allowances that are available to the market. EUAs are currently issued annually by the member states of the European Union pursuant to an allocation plan approved by the European Commission and are based on agreements under the Kyoto protocol. Demand is determined by the volume of carbon emitted during the year in relation to the annual allocation. The main factors influencing volumes emitted in the short-term are the weather, relative fuel prices, general economic activity and the amount of electricity generated from non-fossil fuel sources.

The value of the Index’s futures contract will fluctuate not only based on changes in the market value of the underlying EUA, but also based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract. As discussed in more detail under “Background on Futures Contracts Generally” below, these factors are likely to cause a position in the futures contract to reflect a carry cost, which will lower the return on the futures contract as compared to a direct investment in the underlying EUA. Accordingly, we expect the performance of the Index to generally reflect changes in the value of its underlying EUA, as reduced by a carry cost. We expect the carry cost to rise if market interest rates rise.

In addition, while the Index’s futures contract is denominated in euro, the level of the Index is denominated in U.S. dollars. On each Index Business Day, the Index converts the returns on the EUA futures contract in euro terms into a U.S. dollar return based on the EUR/USD spot rate, as described in more detail below.

Because the Index is a futures-based index, the performance of the Index is expected to reflect not only the performance of the underlying EUA tracked by the EUA futures contract, but also the carry cost associated with the EUA futures contract, which will reduce the performance of the Index. The Index is an excess return index, which in this context means that its performance will be based solely on changes in the settlement price of the EUA futures contract. An excess return index is distinct from a total return index, which, in addition to changes in the settlement price of the underlying futures contract, would reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

The rules governing the Index (the “Index Rules”) are attached as annexes to this document. The Index Rules comprise the following documents:

•	Annex A: Index Conditions for the Index.

•	Annex B: Index Conditions for the Citi Commodities Benchmark EUA Emissions (Regular Roll) Mono Indices, which includes the rules for the Citi Commodities Benchmark (Regular Roll) Mono Index (Excess Return) – EUA Emissions – a tracker index utilized by the Index to track the Index’s futures contract (the “underlying index”).

This description of the Index is only a summary of the Index Rules. You should understand that this summary does not describe the mathematical terms used in calculating the Index, and as a result is more general than the precise mathematical formulations used to calculate the Index. The mathematical calculation of the Index is described in the Index Rules. The Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index Rules, and not this description of the Index. If this description of the Index conflicts with the Index Rules, the Index Rules control.

Background on Futures Contracts Generally

The Index is a futures-based index. This section provides a brief description of futures contracts generally.

Generally speaking, a futures contract is an agreement to buy or sell an underlying asset on a future expiration date at a price that is agreed upon today. If the underlying asset is worth more on the expiration date than the price specified in the futures contract, then the purchaser of that contract will achieve a gain on that contract, and if it is worth less, the purchaser will incur a loss.

For example, suppose that a futures contract entered into in January calls for the purchaser to buy the underlying asset in December at a price of $100. If the underlying asset is worth $120 in December, then upon settlement of the futures contract in December the purchaser will buy for $100 an underlying asset worth $120, achieving a $20 gain. Conversely, if the underlying asset is worth $80 in December, then upon settlement of the futures contract in December the purchaser will buy for $100 an underlying asset worth only $80, incurring a $20 loss.

The gain or loss to the purchaser of this futures contract is different from the gain or loss that could have been achieved by the direct purchase of the underlying asset in January and the sale of that underlying asset in December. This is in part because a futures contract is a “leveraged” way to invest in the underlying asset. In other words, purchasing a futures contract is similar to borrowing money to buy the underlying asset, in that (i) it enables an investor to gain exposure to the underlying asset without having to pay the full cost of it up front and (ii) it entails a financing cost.

This financing cost is implicit in the difference between the spot price of the underlying asset and the futures price. A “futures price” is the price at which market participants may agree today to buy or sell the underlying asset in the future, and the “spot price” is the current price of the underlying asset for immediate delivery. The futures price is determined by market supply and demand and is independent of the spot price, but it is nevertheless generally expected that the futures price will be related to the spot price in a way that reflects a financing cost (because if it did not do so there would be an opportunity for traders to make sure profits, known as “arbitrage”). For example, if January’s futures price is $100, January’s spot price may be $97. If the underlying asset is worth $120 in December, the gain on the futures contract would be $20 ($120 minus $100), while the gain on a direct investment made at the January spot price would have been $23 ($120 minus $97). The lower return on the futures contract as compared to the direct investment reflects this implicit financing cost. Because of this financing cost, it is possible for a purchaser to incur a loss on a futures contract even if the spot price of the underlying asset increases over the term of the futures contract. The amount of this financing cost is expected to increase as general market interest rates increase.

This financing cost is not the only cost that may result from obtaining exposure to the underlying asset through a futures contract rather than obtaining direct exposure. For example, if market participants are willing to pay a risk premium for the hedge against uncertainty in the future market price of the underlying asset that is provided by a futures contract, that may result in an increase in the futures price relative to the spot price. We refer to aggregate effect of all factors that result in the futures price being greater than the spot price as the “carry cost” of a futures contract.

Futures contracts are standardized instruments that are traded on an exchange. On each trading day, the exchange determines a settlement price (which may also be referred to as a closing price) for that futures contract based on the futures prices at which market participants entered into that futures contract on that day. Open positions in futures contracts are “marked to market” and margin is required to be posted on each trading day. This means that, on each trading day, the current settlement price for a futures contract is compared to the futures price at which the purchaser entered into that futures contract. If the current settlement price has decreased from the initial futures price, then the purchaser will be required to deposit the decrease in value of that futures contract into an account. Conversely, if the current settlement price has increased, the purchaser will receive that cash value in its account. Accordingly, gains or losses on a futures contract are effectively realized on a daily basis up until the point when the position in that futures contract is closed out.

Because futures contracts have expiration dates, one futures contract must be rolled into another if there is a desire to maintain a continuous position in futures contracts on (rather than take delivery of) a particular underlying asset. This is typically achieved by closing out the position in the existing futures contract as its expiration date approaches and simultaneously entering into a new futures contract (at a new futures price based on the futures price then prevailing) with a later expiration date.

Rolling of the Index’s Futures Contract

The Index aims to reflect the performance of a hypothetical rolling long position (i.e., a hypothetical position that has been bought) in a succession of EUA futures contracts. The EUA futures contracts underlying the Index (the “Eligible Futures Contracts”) are the EUA futures contracts traded on the ICE with an expiration date in December. The Index includes provisions for the replacement of the then-current futures contract underlying the Index as that contract approaches expiration (also referred to as “rolling”). This replacement occurs annually over a period of 10 Index Business Days, beginning on the first Index Business Day (that is not a Disrupted Day (as defined below)) to occur after the fifth Index Business Day of November. Over the course of this roll period, the hypothetical exposure to the Eligible Futures Contract expiring in the upcoming December decreases by the same proportion each day, and the hypothetical exposure to the Eligible Futures Contract expiring in December of the next year increases by the same proportion each day until the entire exposure of the Index is to the Eligible Futures Contract expiring in December of the next year.

Currency Exposure

The level of the Index is denominated in U.S. dollars, but the underlying Eligible Futures Contract is traded in euro. To calculate the Index level, the daily return of the underlying Eligible Futures Contract in euro terms is converted into U.S. dollars based on the applicable EUR/USD spot rate (as defined below).

The change in the level of the Index from one Index Business Day to the next will equal (a) the percentage change in the settlement price of the underlying Eligible Futures Contract multiplied by (b) one plus the percentage change in the value of one euro in U.S. dollar terms. For example, if the return on the Eligible Futures Contract from one Index Business Day to the next Index Business Day is 1%, and if the return on the euro in U.S. dollar terms over that same period is -1%, then the return on the Index over that period would be 0.99% -- calculated as (a) 1% times (b) one plus -1%, which in more mathematical terms would be expressed as 0.01 × (1 – 0.01).

If the Eligible Futures Contract has a positive return from one Index Business Day to the next, this currency conversion feature means that the resulting positive return on the Index will be greater than it would have been based on the Eligible Futures Contract return alone if the euro increases in value relative to the U.S. dollar over that period, and less than it would have been based on the Eligible Futures Contract return alone if the euro decreases in value relative to the U.S. dollar over that period. If the Eligible Futures Contract has a negative return from one Index Business Day to the next, this currency conversion feature means that the resulting negative return on the Index will be greater (i.e., more negative) than it would have been based on the Eligible Futures Contract return alone if the euro increases in value relative to the U.S. dollar over that period, and less than it would have been based on the Eligible Futures Contract return alone if the euro decreases in value relative to the U.S. dollar over that period.

The “EUR/USD Spot Rate” on any date for the conversion between euro and U.S. dollars is the rate reported on Bloomberg screen EURUSD WMCO Curncy at approximately 4:00 p.m., London Time, on that date, or such successor or alternative electronic page or source that may be designed by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

Index Calculation

The level of the Index will be calculated on each Index Business Day by the Index Calculation Agent based on the Settlement Price (as defined below) on that Index Business Day and published on Bloomberg under the ticker “CVICU0MO”.

An “Index Business Day” is any day on which the New York floor of the CME Group is scheduled to be open for trading for its regular trading session.

Adjustments, Disruption and Cancellation

Adjustment Events

If an Adjustment Event occurs in respect of an Eligible Futures Contract (the “Affected Contract”), then:

1.	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and its level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

2.	the Index Calculation Agent may replace the Affected Contract with a replacement element which has substantially similar characteristics to the Affected Contract, having regard to the manner in which the Affected Contract is used in the calculation of the Index, in which case the Index Calculation Agent will:

a.	determine the effective date of such replacement; and

b.	make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Index of such replacement; and/or

3.	the Index Administrator may discontinue and cancel the Index.

An “Adjustment Event” means each of (1) Contract Cancellation and (2) Contract Modification.

“Contract Cancellation” shall mean, in respect of an Eligible Futures Contract, trading in such Eligible Futures Contract is permanently discontinued on the relevant Exchange.

“Contract Modification” shall mean, in respect of an Eligible Futures Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such Eligible Futures Contract; or (2) the formula for and method of calculating the Settlement Price of such Eligible Futures Contract.

Disrupted Days

If any Index Business Day is a Disrupted Day for any Eligible Futures Contract, then the Index Calculation Agent may:

1.	publish its good faith estimate of the level of the Index for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Eligible Futures Contract affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

2.	suspend the calculation, publication and dissemination of the Index and its level until the first succeeding Index Business Day which is not a Disrupted Day for any Eligible Futures Contract.

A “Disrupted Day” is any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant Eligible Futures Contract.

A “Scheduled Trading Day” is any day on which the relevant Exchange is scheduled to be open for its regular trading session.

“Exchange Disruption” shall mean, in respect of an Eligible Futures Contract:

1.	the relevant Exchange fails to open for trading during its regular trading session; or

2.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Exchange) of any suspension of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on the relevant Exchange; or

3.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the relevant Exchange to effect transactions in or to obtain market values for such Eligible Futures Contract; or

4.	the closure on any day (on which the relevant Exchange is scheduled to be open for its regular trading session) prior to the Scheduled Closing Time on such Exchange on such day, at least one hour prior to the earlier of (a) the actual closing for the regular trading session of the relevant Exchange on such day; and (b) the deadline for the submission of orders to be entered into the relevant Exchange system for execution at such scheduled weekday closing time on the relevant Exchange on such day; or

5.	the Settlement Price of such Eligible Futures Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or

6.	the Settlement Price of such Eligible Futures Contract is not published or otherwise made available by or on behalf of the relevant Exchange.

“Scheduled Closing Time” shall mean, in respect of an Exchange and a day on which such Exchange is scheduled to be open for its regular trading session, the scheduled weekday closing time of such Exchange on such day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Exchange.

“Settlement Price” shall mean, in respect of an Eligible Futures Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such Eligible Futures Contract, as published or otherwise made available by the relevant Exchange.

“Exchange” means ICE or any successor to ICE (referred to as the “Trading Venue”), or any substitute trading venue to which trading in the Eligible Futures Contract has temporarily relocated, provided that there is comparable liquidity in such Eligible Futures Contract on such temporary substitute trading venue as on the original Trading Venue.

Corrections

If the Index Calculation Agent becomes aware that any information used by it in connection with any calculation under the Index Rules has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.

Ambiguities, errors and omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgment (as defined below), any such ambiguity, error or omission, and may amend the Index Rules to reflect the resolution of such ambiguity, error or omission.

Cancellation of the Index

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index and its level.

Expert Judgment

Each of the Index Administrator and the Index Calculation Agent, as relevant, is obligated to exercise any discretion and make any determination in respect of the Index by using a standard of judgment (“Expert Judgment”) consisting of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as Index Administrator or Index Calculation Agent.

In using Expert Judgment to exercise any discretion or to make any determination, the Index Administrator will be subject to the oversight of the Index Governance Committee, whose role is described below. In using Expert Judgment to exercise any discretion or to make any determination, the Index Calculation Agent will be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent will (as relevant) (1) maintain records of any such use of Expert Judgment; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgment was so used.

Index Governance

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity.

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Hypothetical Back-Tested Index Performance Information

Hypothetical back-tested performance information for the Index may be provided in connection with the offering of the Securities. All Index performance information prior to August 2, 2021 is hypothetical and back-tested, as the Index did not exist prior to that date. Hypothetical back-tested Index performance information is subject to significant limitations. The Index Administrator developed the Index rules with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology. Furthermore, the hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested Index information has been calculated by the Index Administrator. The Index Administrator has advised us that it has calculated the hypothetical back-tested Index levels by applying the Index methodology substantially as described above to the hypothetical back-tested and historical levels of the underlying index. The underlying index launched on September 5, 2019. Therefore, the levels of the underlying index used to calculate the hypothetical back-tested performance of the Index are themselves hypothetical back-tested levels for all periods prior to the launch date for the underlying index. The hypothetical back-tested levels of the underlying index have been calculated by Citigroup Global Markets Limited by applying the methodology of the underlying index to the actual published settlement prices of the underlying futures contract during the back-tested period.

It is impossible to predict whether the Index will rise or fall. By providing hypothetical back-tested and historical Index performance information in connection with the notes, we are not representing that the Index is likely to achieve gains or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular investment. One of the limitations of hypothetical performance information is that it did not involve financial risk and cannot account for all factors that would affect actual performance. The actual future performance of the Index may bear no relation to the hypothetical or historical back-tested performance of the Index.

Carbon Trading Markets & Mechanisms

One component of the international response to the rise in atmospheric carbon dioxide concentrations has been the implementation of national and international programs designed to reduce Greenhouse Gas (“GHG”) emissions on a global scale.

One such program is the Kyoto protocol (“Kyoto”), an international agreement that required the developed nation signatories to abate their GHG emissions by an average of 5.2% over the first commitment period from 2008 to 2012 relative to 1990. In December 2012, the Doha Amendment to Kyoto was adopted with new commitments to reduce GHG emissions by at least 18% below 1990 levels in the second commitment period from 2013 to 2020. The targets in the current phase of Kyoto have been supplemented by the 2015 adoption of the Paris Agreement, which supports a similar Cap & Trade mechanism and aims to reduce GHG emissions by at least 40% by 2030 compared to 1990. The GHGs which Kyoto addresses are carbon dioxide, methane, nitrous oxide, hydrofluorocarbons, perfluorocarbons and sulphur hexafluoride.

In order to achieve the Kyoto targets, a variety of regional and national policies exist under Kyoto aimed at abating GHG emissions. These include policy measures such as taxation of emissions, legislation or implementation of Cap & Trade mechanisms (“Cap & Trade”).

A Cap & Trade mechanism sets emission limits (i.e., the right to emit a certain quantity of GHG emissions), which can be allocated or auctioned to the parties in the mechanism up to the total emissions cap. The cap is set at a level that attempts to achieve the required reduction. The parties are then able to trade their emission rights freely among themselves. In theory the “trade” element allows emission abatement to take place at the lowest-possible cost by allowing companies with a high marginal abatement cost to buy allowances from companies that can abate GHG emissions for less, while the cap is favorable for the environment as it places a firm limit on emissions that would be unlikely to be achieved via taxation mechanisms.

Cap & Trade is used not only in respect of GHGs. It has been used to abate sulphur dioxide and nitrogen oxides through a variety of regional mechanisms in the United States over the past decades, resulting in an 80% reduction in sulphur dioxide across the United States since 1995.

The adoption of Cap & Trade as the primary method for curbing GHGs began with a Cap & Trade mechanism in Denmark in 2001. Since then, national or regional Cap & Trade mechanisms have been introduced in Australia, Canada, Chile, the European Union, Mexico, New Zealand, South Korea, and the United States.

Tradeable Carbon Emissions Allowances

The Index includes a futures contract on carbon emissions allowances from one mechanism, the European Union Emission Trading Scheme (“EU ETS”). These carbon emissions allowances are summarized below.

Emissions Allowance	Description	Usage	Trading platform
EUAs (European Union Allowances)	European Union Allowances are allocated under the National Allocation Plan of each country within the EU ETS. Each EUA represents the right to emit one tonne of CO2 or the equivalent amount of N20 and PFCs.	Companies	Exchange traded & OTC

Background on the EU ETS

The EU ETS is a Cap & Trade mechanism that was launched in 2005 and has become the largest GHG trading mechanism in the world, covering approximately 10,000 installations generating carbon emissions in certain sectors, such as power generation, utilities, iron, steel, and cement. Under the mechanism, each country has a national allocation plan that determines the caps on GHG emissions for each participating entity. Participants are allocated some free allowances (“EUAs”) and may purchase a proportion through auction. Participants have to monitor their emissions and after each year submit EUAs equivalent to their verified emissions. Participants that do not have sufficient EUAs can buy them from other participants that have a surplus, or within certain limits, use other eligible carbon allowances for compliance purposes instead of EUAs.

The EU ETS began with a first Phase running from 2005 to 2007. Phase II of the mechanism is in line with the first Kyoto period and ran from 2008-2012. Phase III ran between 2013 to 2020. Phase IV commenced in 2021 and will run until 2030. Allocations in Phase II were reduced from their respective levels in Phase I to ensure that they were consistent with meeting national Kyoto targets. In Phase III, while some participants were still allocated free allowances, auctioning is the default method for allocating allowances. In addition, EU legislation enables banking of allowances between Phases (e.g., from Phase II to Phase III, although this was not possible between Phase I and Phase II).

EUA pricing is set by supply and demand. Supply is determined by EUAs and other carbon allowances (CERs, EUAs) which are available to the market. Demand is determined by the volume of carbon emitted during the year in relation to the annual allocation. The main factors influencing volumes emitted in the short-term are the weather, relative fuel prices, general economic activity and the amount of electricity generated from non-fossil fuel sources.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Securities and related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Securities.

Accordingly, the Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase or holding of the Securities that (a) it is not a Plan and its purchase and holding of the Securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the Securities shall be required to represent (and deemed to have represented by its purchase of the Securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Securities are contractual financial instruments. The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities. The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any Securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Securities by the account, plan or annuity.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of securities at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the securities. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction, or one who enters into a “constructive sale” with respect to a security;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	a person subject to special tax accounting rules under Section 451(b) of the Code; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this index supplement, subsequent changes to any of which may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.

Tax Treatment of the Securities

Unless otherwise indicated in the applicable pricing supplement, under current law, we intend to treat the securities as prepaid forward contracts for U.S. federal income tax purposes. The following discussion describes the consequences of this intended treatment as well as possible alternative treatments. The discussion assumes that the securities do not provide for coupon payments, and the consequences to investors of a security providing for coupon payments will be addressed in the applicable pricing supplement.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid forward contracts.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity

You generally should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities

Upon a sale, exchange, or retirement (including early redemption) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Your tax basis in a security should generally equal the amount you paid to acquire it. This gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Other Possible Taxable Events

As provided in the accompanying prospectus, our obligations under the securities may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume our obligations under the securities pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the securities and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the securities as a significant modification.

In addition, a change in the methodology by which the Index is calculated, the designation of a Successor Index or other similar circumstances resulting in a material change to the Index could also result in a significant modification of the affected securities.

In either case, a significant modification of the securities would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. As a result, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes as debt instruments or in some other manner, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification.

You should consult your tax adviser regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities. For example, the IRS could treat the securities as debt instruments issued by us. Under this treatment, “long-term” securities (i.e., securities that mature, after taking into account the last possible date that the securities could be outstanding under their terms, more than one year from the date of their issuance) would generally be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your method of tax accounting for U.S. federal income tax purposes, you would generally be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities (in each year that you held the securities, even though we are not required to make any payment with respect to the securities). In addition, any gain on a sale, exchange or retirement of the securities would be treated as ordinary income. If securities that are not “long-term” securities were treated as debt instruments, all or a portion of the gain you realize on a sale, exchange or retirement of the securities could be treated as ordinary income.

Alternatively, because the securities are linked to a reference asset that includes a “regulated futures contract” within the meaning of Section 1256 of the Code, it is possible that the IRS could assert that Section 1256 applies to the securities. If Section 1256 of the Code were to apply to a security, you would be required (i) to mark to market all or a portion of the security as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss with respect to the portion of the security that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss. You should consult your tax adviser regarding the potential application of Section 1256 to the securities.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

As discussed above under “Tax Consequences to U.S. Holders—Other Possible Taxable Events,” under certain circumstances, including an assumption of the securities by Citigroup Inc., the securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might not be treated as prepaid forward contracts for U.S. federal income tax purposes, but might instead be treated as debt instruments or in some other manner. As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax adviser regarding the consequences of a significant modification of the securities.

Sale, Exchange or Retirement of the Securities

Subject to the discussion below under “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts you receive on a sale, exchange or retirement of a security, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the securities are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments

Subject to the discussion below under “FATCA,” if a security were recharacterized as a debt instrument, any payment made to you with respect to the security generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. Moreover, as discussed above under “Tax Consequences to U.S. Holders – Possible Alternative Tax Treatments of an Investment in the Securities,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

U.S. Federal Estate Tax

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), holds the security at the time of the individual’s death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property deemed situated in the United States. Individual Non-U.S. Holders, and the entities mentioned above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities in their particular situation.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. “Reportable transactions” include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level. In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the securities is not expected, if we or other person were to exercise discretion under the terms of a security or an index underlying a security and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax adviser regarding these rules.

Information Reporting and Backup Withholding

Payment of the proceeds of a sale, exchange or other disposition (including retirement) of the securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest from U.S. sources. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of securities that provide for U.S.-source interest, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to amounts withheld in respect of U.S. federal withholding taxes.

Plan of Distribution; Conflicts Of Interest

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated April 7, 2017 among Citigroup Global Markets Holdings Inc., Citigroup Inc. and the Agents listed on Schedule I thereto, including CGMI, govern the sale and purchase of the Securities.

The Securities will not be listed on a securities exchange.

Unless otherwise specified in the applicable pricing supplement, CGMI, an affiliate of Citigroup Global Markets Holdings Inc., will be the underwriter of the sale of the Securities and will purchase the Securities as principal from Citigroup Global Markets Holdings Inc. at the public offering price less an underwriting discount specified in the applicable pricing supplement. CGMI may offer the Securities directly to the public at the public offering price specified in the applicable pricing supplement. CGMI may also offer the Securities to selected dealers, which may include dealers affiliated with Citigroup Global Markets Holdings Inc., at the public offering price less a selling concession specified in the applicable pricing supplement.

A portion of the net proceeds from the sale of the Securities will be used to hedge Citigroup Global Markets Holdings Inc.’s obligations under the Securities. Citigroup Global Markets Holdings Inc. may hedge its obligations under the Securities through an affiliate of Citigroup Global Markets Holdings Inc. and CGMI or through unaffiliated counterparties, and CGMI or such counterparties may profit from such expected hedging activity even if the value of the Securities declines. This hedging activity could affect the level of the Index and, therefore, the value of and your return on the Securities. You should refer to the section “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The price of the EUA futures contract underlying the Index may be affected by our or our affiliates’ hedging and other trading activities” in this index supplement, the section “Plan of Distribution; Conflicts of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

CGMI is an affiliate of Citigroup Global Markets Holdings Inc. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the Securities, either directly or indirectly, without the prior written consent of the client.

Citigroup Global Markets Holdings Inc. has agreed to indemnify CGMI against liabilities relating to material misstatements and omissions with respect to the Securities, or to contribute to payments that CGMI may be required to make relating to these liabilities. Citigroup Global Markets Holdings Inc. will reimburse CGMI for customary legal and other expenses incurred by CGMI in connection with the offer and sale of the Securities.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. If the issue date for the Securities is more than two business days after the Pricing Date, investors who wish to sell the Securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

Certain Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities offered so as to enable an investor to decide to purchase or subscribe the Securities.

© 2021 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

Annex A

INDEX RULES

Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index
Index Conditions
Citi Commodities Indices

11 August 2021

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part A:	Introduction

This document constitutes the “Index Conditions” in respect of the Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index (the “Index”).

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part G (Definitions) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part I (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Index

Part D	Data Tables

Part E	Determination of the Index Level and the Index Published Level, and supplementary calculations and determinations

Part F	Adjustments, disruption and cancellation

Part G	Definitions

Part H	Risk Factors

Part I	Miscellaneous

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Each of the following types of index (each such index, a “Derived Index”) may be derived from a base index, whether the base index is the Underlying Index specified below or another index which is itself a Derived Index:

(1)	an index whose level is partially hedged in a particular currency (a “Currency Hedged Index”); or

(2)	an index whose level is adjusted to include fees (a “Fee Inclusive Index”); or

(3)	a total return index (a “Total Return Index”); or

(4)	an index which targets a particular level of volatility (a “Volatility Target Index”); or

(5)	an index whose level is adjusted to incorporate a leverage factor (a “Leveraged Index”).

The Citi Commodities Benchmark (Regular Roll) Mono Index (Excess Return) – EUA Emissions Index is the Underlying Index.

The Index is a Currency Hedged Index which is derived from the Underlying Index.

The index conditions of the Underlying Index are available from the Index Administrator.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part B:	Key Information

Underlying Index:	Citi Commodities Benchmark (Regular Roll) USD Mono Index (Excess Return) – EUA Emissions.

Underlying Index Ticker:	Bloomberg CVICA0MO <Index>.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	USD.

Index Business Day:	The same business days as specified for the purposes of the Underlying Index.

Frequency of calculation of the Index Level:	Daily, on each Index Business Day.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part C:	Overview of the Index

Calculation
1.	CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent in respect of each Index Business Day. The Index Level in respect of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index in respect of the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time in respect of any Index Business Day or in respect of any other day, in each case with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part E (Determination of the Index Level and the Index Published Level, and supplementary calculations and determinations) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be the Index Administrator or one of its Affiliates.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part D:	Data Tables

Currency Hedged Index

Citi Commodities Benchmark Mono Index – EUA Emissions (USD) Index

Index Ticker:	CVICU0MO <Index>

The Index Ticker is a Bloomberg Electronic Page.

Index Launch Date:	2 August 2021.

Index Start Date	31 December 2008.

Index Start Level:	100.

Rounding:	3.

Base Index:	Underlying Index.

Base Index Rounding:	3.

Old Currency:	The currency specified as the “Index Base Currency” of the Base Index.

New Currency:	The Index Base Currency.

FX Observation Time:	4:00 pm (London time).

FX Source:	WMCO.

FX Rate Ticker:	EURUSD WMCO Curncy, or such successor or alternative Electronic Page or other price source as may be determined by the Index Calculation Agent.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Fee Inclusive Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Total Return Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Volatility Target Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Leveraged Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part E:	Determination of the Index Level and the Index Published Level, and supplementary calculations and determinations

1.	INDEX LEVEL
1.1	The Index Level on the Index Start Date

The Index Level in respect of the Index Start Date shall be the Index Start Level.
1.2	The Index Level on each Index Business Day following the Index Start Date

The Index Level in respect of each Index Business Day “d” (following the Index Start Date) shall be:

(1)	if the Index is a Currency Hedged Index, the Currency Hedged Index Level in respect of d; or

(2)	if the Index is a Fee Inclusive Index, the Fee Inclusive Index Level in respect of d; or

(3)	if the Index is a Total Return Index, the Total Return Index Level in respect of d; or

(4)	if the Index is a Volatility Target Index, the Volatility Target Index Level in respect of d; or

(5)	if the Index is a Leveraged Index, the Leveraged Index Level in respect of d.
2.	INDEX PUBLISHED LEVEL

The Index Published Level in respect of each Index Business Day “d” shall be an amount determined by the Index Calculation Agent equal to the Index Level for d rounded to the Rounding number of decimal places. If no Rounding number of decimal places is specified, then the Index Published Level on d shall be an amount determined by the Index Calculation Agent for d in accordance with paragraph 1.2 of Part I (Miscellaneous).
3.	BASE INDEX LEVEL

The Base Index Level in respect of an Index Business Day “d” shall be the closing level of the Base Index in respect of d determined by the Index Calculation Agent with reference to either (1) if the Base Index is the Underlying Index, the Underlying Index Ticker; or (2) if the Base Index is a Derived Index, the determinations made by the Index Calculation Agent under these Index Conditions, rounded (if a Base Index Rounding number of decimal places is specified) to the Base Index Rounding number of decimal places.

Where both (1) a Rounding number of decimal places is specified in respect of a Base Index which is a Derived Index (the “Relevant Base Index”); and (2) a Base Index Rounding number of decimal places is specified for the purposes of another Derived Index (of which such Relevant Base Index is the Base Index) (the “Relevant Derived Index”), and such numbers of decimal places differ, for the avoidance of doubt such Base Index Rounding number of decimal places shall be used for the purposes of using the Base Index Level of such Relevant Base Index for the purposes of determining the Relevant Derived Index.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Currency Hedged Index

1.	CURRENCY HEDGED INDEX LEVEL

The Currency Hedged Index Level in respect of each Index Business Day “d” (following the Index Start Date) shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

“CHId”	shall mean the Currency Hedged Index Level in respect of d.

“CHId-1”	shall mean the Currency Hedged Index Level in respect of the Index Business Day immediately preceding d.

“BIRd”	shall mean the Base Index Return in respect of d.

“FXd”	shall mean the FX Rate in respect of d or, if no such FX Rate is available in respect of d, the FX Rate in respect of first day preceding d on which such FX Rate was available.

“FXd-1”	shall mean the FX Rate in respect of the Index Business Day immediately preceding d or, if no such FX Rate is available in respect of such day, the FX Rate in respect of first day preceding such day on which such FX Rate was available.

2.	FX RATE

2.1	“FX Rate” shall mean, in respect of a day, the rate for foreign exchange transactions, expressed as the amount of the New Currency per one unit of the Old Currency, as at the FX Observation Time on such day, as provided by the FX Source. If an FX Rate Ticker is specified, the FX Rate shall be determined by the Index Calculation Agent with reference to the FX Rate Ticker, subject as provided below:

(a)	where the quoting convention of the FX Rate Ticker is expressed such that it is the amount of the New Currency per one unit of the Old Currency, the FX Rate shall be determined with reference to such FX Rate Ticker; and

(b)	where the quoting convention of the FX Rate Ticker is expressed such that it is the amount of the Old Currency per one unit of the New Currency, the relevant rate shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

“FX Rate”	shall mean the FX Rate in respect of the relevant day.

“X”	shall mean the rate determined with reference to the FX Rate Ticker in respect of the relevant day.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

2.2	“FX Observation Time” shall mean the time specified as such in the Data Table.

“FX Rate Ticker” shall mean the Electronic Page specified as such in the Data Table.

“FX Source” shall mean the provider of foreign exchange rates specified as such in the Data Table, any successor to such person, or any alternative provider of foreign exchange rates designated by the Index Calculation Agent.

“New Currency” shall mean the currency specified as such in the Data Table.

“Old Currency” shall mean the currency specified as such in the Data Table.
3.	BASE INDEX RETURN

“Base Index Return” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below.

where:

“BIRd”	shall mean the Base Index Return in respect of d.

“BILd”	shall mean the Base Index Level in respect of d.

“BILd-1”	shall mean the Base Index Level in respect of the Index Business Day immediately preceding d.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Fee Inclusive Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Total Return Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Volatility Target Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Leveraged Index

Not Applicable

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part F:	Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENT

“Adjustment Event” shall mean, in respect of the Underlying Index, the Underlying Index Sponsor:

	(1)	fails to publish the level of such index; or

	(2)	announces that it will make a material change in the formula for or method of calculating such index or in any other way materially modifies such index, other than a modification prescribed in such formula or method to maintain such index in the event of changes in the constituents of such index, the weightings (if any) of such index, or other routine events; or

	(3)	permanently cancels such index.
2.	FOLLOWING AN ADJUSTMENT EVENT

If an Adjustment Event occurs in respect of the Underlying Index, then:

	(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index, the Index Level and the Index Published Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

	(2)	the Index Calculation Agent may select a replacement for the Underlying Index which has substantially similar characteristics to the Underlying Index, having regard to the manner in which the Underlying Index is used in the calculation of the Index, in which case (a) the Index Calculation Agent will determine the effective date of such replacement; and (b) the Index Administrator will make such adjustment or adjustments to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

	(3)	the Index Administrator may discontinue and cancel the Index.
3.	SUCCESSOR UNDERLYING INDEX AND SUCCESSOR UNDERLYING INDEX SPONSOR

If the Underlying Index is:

(1) not calculated and announced by the Underlying Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or

(2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Underlying Index, then in each case that index shall be deemed to be the Underlying Index with effect from the date determined by the Index Calculation Agent, and the Index Sponsor may make such adjustment or adjustments to these Index Conditions as it determines appropriate to account for the effect on the Index of such change.
4.	CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index, the Index Level and the Index Published Level.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part G:	Definitions

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

“Base Index” shall mean, in respect of any of a Currency Hedged Index, a Fee Inclusive Index, a Total Return Index, a Volatility Target Index or a Leveraged Index, the index specified in respect of such Currency Hedged Index, Fee Inclusive Index, Total Return Index, Volatility Target Index or Leveraged Index (as relevant) in the Data Table.

“Base Index Level” shall mean, in respect of a Base Index, the level of such Base Index.

“Base Index Rounding” shall mean the number specified as such in the Data Table.

“Base Index Sponsor” shall mean, in respect of a Base Index, the corporation or other entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, relating to such Base Index; and (2) announces (directly or through an agent) the level of such Base Index on a regular basis.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Currency Hedged Index” shall have the meaning given to it in Part A (Introduction).

“Currency Hedged Index Level” shall mean, in respect of a Currency Hedged Index, the level of such Currency Hedged Index.

“Data Table” shall mean, in respect of each Index, the corresponding table set out in Part D (Data Tables).

“Derived Index” shall have the meaning given to it in Part A (Introduction).

“Disrupted Day” shall, in respect of the Index, have the meaning given to it in the conditions of the Underlying Index in respect of the Index.

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part I (Miscellaneous).

“Fee Inclusive Index” shall have the meaning given to it in Part A (Introduction).

“Fee Inclusive Index Level” shall mean, in respect of a Fee Inclusive Index, the level of such Fee Inclusive Index.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

“Index Base Currency” shall mean the currency specified as such in in Part B (Key Information).

“Index Business Day” shall have the meaning given to it in Part B (Key Information).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the date specified as such in the Data Table.

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return of which is linked to the performance of the Index.

“Index Published Level” shall mean, in respect of an Index Business Day, the published level of the Index on such Index Business Day. The Index Published Level shall be an amount expressed in the Index Base Currency.

“Index Start Date” shall mean the date specified as such in the Data Table.

“Index Start Level” shall mean the Index Level on the Index Start Date, as specified in the Data Table.

“Index Ticker” shall mean the Electronic Page specified as such in the Data Table.

“Leveraged Index” shall have the meaning given to it in Part A (Introduction).

“Leveraged Index Level” shall mean, in respect of a Leveraged Index, the level of such Leveraged Index.

“Rounding” shall mean, in respect of an Index, the number specified as such in the relevant Data Table.

“Total Return Index” shall have the meaning given to it in Part A (Introduction).

“Total Return Index Level” shall mean, in respect of a Total Return Index, the level of such Total Return Index.

“Underlying Index” shall mean, in respect of the Index, the index specified as such in Part B (Key Information).

“Underlying Index Calculation Agent” shall mean, in respect of the Underlying Index, the corporation or other entity which is responsible for performing all calculations, determinations, rebalancing and adjustments in respect of such Underlying Index, including calculating the level of such Underlying Index.

“Underlying Index Sponsor” shall mean, in respect of the Underlying Index, the corporation or other entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, relating to such Underlying Index; and (2) announces (directly or through an agent) the level of such Underlying Index on a regular basis.

“Underlying Index Ticker” shall mean, in respect of the Underlying Index, the Electronic Page specified in respect of such Underlying Index in Part B (Key Information).

“Volatility Target Index” shall have the meaning given to it in Part A (Introduction).

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

“Volatility Target Index Level” shall mean, in respect of a Volatility Target Index, the level of such Volatility Target Index.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part H:	Risk Factors

For the avoidance of doubt, references in this Part H to “the Index” or “an Index” shall be references to each Index the methodology of which is described in these Index Conditions.

The risks which exist in respect of an exposure to the Underlying Index also exist in respect of an exposure to the Index. Consequently, investors should read and understand the index conditions of the Underlying Index, including the disclosure and the discussion of the risks which arise in respect of an exposure to the Underlying Index.

In addition to the risks which exist in respect of an exposure to the Underlying Index, the following are certain specific risks which exist in respect of an exposure to the Index.

1.	RISKS ARISE IN RESPECT OF THE UNDERLYING INDEX

The performance of the Index is dependent on the performance of the Underlying Index.

There can be no assurance that the Underlying Index will generate positive returns.

Knowledge of the methodology of the Underlying Index is essential to evaluate the Index.

The risks which exist in respect of an exposure to the Underlying Index also exist in respect of an exposure to the Index. Consequently investors should read and understand the index conditions of the Underlying Index, including the disclosure and the discussion of the risks which arise in respect of an exposure to the Underlying Index.

The combination of these risks may create additional particular risks which may substantially increase the effect of adverse market movements.

In addition to the risks which exist in respect of an exposure to the Underlying Index, the following are certain specific risks which exist in respect of an exposure to the Index.
2.	CURRENCY HEDGED INDEX

Prospective investors in an Index Linked Product linked to the Index should be familiar with currency exchange markets generally.

Foreign exchange rates may be volatile and are influenced by many factors. Foreign exchange rates may vary considerably over the term of an Index Linked Product. Foreign exchange rates are influenced by supply and demand, which in turn are influenced by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between the relevant countries and government surpluses or deficits in the relevant countries, among other factors. Foreign exchange rates may be especially volatile during times of financial turmoil, as capital can flow very quickly out of regions that are perceived to be impacted disproportionately by such turmoil.

Foreign currencies represent the legal tender of one or more foreign nations and normally are not linked to any intrinsically valuable commodity (such as precious metals). Any transaction involving foreign currencies, including instruments linked to indices based on over-the-counter (commonly referred to as “OTC”) foreign currency contracts, involves risks not common to investments denominated entirely in a person’s domestic currency. Such enhanced risks include (but are not limited to) the risks of political or economic policy changes in a foreign nation, which may substantially

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

and permanently alter the conditions, terms, marketability or price of a foreign currency. For example, some governments intervene in markets to affect the values of their currencies, which may have an impact on the performance of the Index.

Foreign currency markets are subject to periodic disruptions and distortions due to many complex economic and political factors, including new laws and regulations and the participation of speculators and governments in the markets to fix or support the value of a currency, or to impose exchange controls, for example. These circumstances could affect exchange rates and, consequently, the value of the Index. These economic and political factors are independent of other market forces of supply and demand.

Therefore, Index Linked Products are appropriate only for persons who understand and are willing and financially able to assume the economic, legal and other risks involved in foreign currency-linked transactions (including, but not limited to, the risks noted above).

Currency exchange markets may be influenced by interest rate changes. Interest rates are affected by a complex range of macro-economic factors, including, for example, the decisions and public statements of central banks and monetary authorities, government policies, expectations as to future levels of inflation, the prices of assets, goods and services, levels of economic activity, and confidence in the relevant economies generally. The Indices are therefore exposed to interest rate risk relating to the New Currency and the Old Currency of the relevant Index. Neither the Index, nor any strategy that is followed by the Index or which contributes to the returns of the Index, is designed to be representative of any market in relation to interest rates or any segment of any such market.
3.	COMBINATION OF RISKS

The risks which arise in respect of any Index include the risks which are described in the foregoing paragraphs and the risks which arise in respect of each index from which such Index is derived (whether another Index described in these Index Conditions or the underlying index). The combination of these risks may create additional particular risks which may substantially increase the effect of adverse market movements.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART H IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Part I:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

If the Index Calculation Agent becomes aware that any Information used by it in connection with any

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on” a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part I, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any constituent of the Index (each, a “Constituent”). Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal,

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part I.

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2021 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Index Supplement - Citi Commodities Benchmark Mono Index - EUA Emissions (USD) Index

Annex B

INDEX RULES FOR THE UNDERLYING INDEX

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Citi Commodities Benchmark EUA Emissions (Regular Roll) Mono Indices
Index Conditions
Citi Commodities Indices

21 June 2021 (replacing the edition dated 15 January 2020)

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Part A:	Introduction

This document constitutes the “Index Conditions” in respect of the following indices (each, an “Index”, and together, the “Indices”):

(1)	the Citi Commodities Benchmark (Regular Roll) Mono Index (Excess Return) – EUA Emissions;

(2)	the Citi Commodities Benchmark 1-Month Forward (Regular Roll) Mono Index (Excess Return) – EUA Emissions; and

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part H (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part J (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

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These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Index

Part D	Calculation of the Index Level and the Index Published Level

Part E	Data

Part F	Adjustments, disruption and cancellation

Part G	Provisions relating to Constituents

Part H	Definitions

Part I	Risk Factors

Part J	Miscellaneous
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Part B:	Key Information

Index:	The Index determined in respect of each Commodity Contract Type specified in Part E (Data).

Index Ticker:	The Electronic Page specified in Part E (Data).

Summary of strategy:

Each Index represents the performance of a particular Commodity Contract Type, which, in turn, represents a particular commodity, and is a category of Futures Contract.

Each Index contains one Futures Contract and on a monthly basis, the Futures Contract constituting each Index is rolled into a new Futures Contract over a roll period. During the roll period, the outgoing Futures Contract constitutes a progressively smaller proportion of the Index, and the incoming Futures Contract constitutes a progressively larger proportion of the Index.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	Euro.

Index Launch Date:	5 September 2019.

Index Start Date:	31 December 2008.

Index Start Level:	100.

Publication Rounding:	3.

Index Fees and Costs:	The Index Level does not reflect any fee or cost.

Frequency of calculation of the Index Level:	Daily, on each Index Business Day.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

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Part C:	Overview of the Index

Calculation

1.	CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent in respect of each Index Business Day. The Index Level in respect of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index in respect of the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other valuation time in respect of any Index Business Day, or in respect of any other day, in each case with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level and the Index Published Level) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be one of the Index Administrator’s Affiliates.

Brief Description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as defined in Part D (Calculation of the Index Level and the Index Published Level) below), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

The Index is a notional rules-based proprietary index developed by the Index Administrator.

2.	Overview of the Indices

2.1	Each Index represents the performance of a particular Commodity Contract Type.

Each Commodity Contract Type represents a particular commodity, and is a category of Futures Contract.

Each Index contains one Futures Contract (other than during a roll period, as explained below).

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On a monthly basis, the Futures Contract constituting each Index is replaced by (or “rolled into”) a new Futures Contract over a roll period. The incoming Futures Contract which each Index rolls into is specified in the table set out in Part E (Data). During the roll period, the outgoing Futures Contract constitutes a progressively smaller proportion of the Index, and the incoming Futures Contract constitutes a progressively larger proportion of the Index.

2.2		Each Index shall be referred to either:

	(1)	(without specificity) as a combination of (a) the words “Citi Commodities Benchmark”; (b) the relevant number of months forward (if applicable); (c) the words “(Regular Roll) Mono Index”; and (d) the words “(Excess Return)” or the words “(ER)”, for example:

Citi Commodities Benchmark (Regular Roll) Mono Index (Excess Return)

Citi Commodities Benchmark (Regular Roll) Mono Index (ER)

Citi Commodities Benchmark 1-Month Forward (Regular Roll) Mono Index (Excess Return)

Citi Commodities Benchmark 1-Month Forward (Regular Roll) Mono Index (ER).

	(2)	(with specificity) as a combination of (a) the words “Citi Commodities Benchmark”; (b) the relevant number of months forward (if applicable); (c) the words “(Regular Roll) Mono Index -”; (d) the words “(Excess Return)” or the words “(ER)”; and (e) the relevant commodity, for example:

Citi Commodities Benchmark (Regular Roll) Mono Index (Excess Return) – EUA Emissions

Citi Commodities Benchmark (Regular Roll) Mono Index (ER) – EUA Emissions

Citi Commodities Benchmark 1-Month Forward (Regular Roll) Mono Index (Excess Return) – EUA Emissions

Citi Commodities Benchmark 1-Month Forward (Regular Roll) Mono Index (ER) – EUA Emissions.
3.	Consequences of Adjustment Events and Disrupted Days

The consequences of Adjustment Events and Disrupted Days are set out in Part F (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part F (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.

Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of the Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.
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Part D:	Calculation of the Index Level and the Index Published Level

Part D1:	Basic calculation

1.	INDEX LEVEL AND INDEX PUBLISHED LEVEL

1.1	The Index Level on the Index Start Date

The Index Level in respect of the Index Start Date shall be the Index Start Level.
1.2	The Index Level following the Index Start Date

The Index Level in respect of each Index Business Day “d” following the Index Start Date shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Id	=	the Index Level in respect of d.

Id-1	=	the Index Level in respect of the Index Business Day immediately preceding d.

DERd	=	the Daily Excess Return in respect of d.

The Daily Excess Return is determined in accordance with paragraph 3 of this Part D.

1.3	The Index Published Level on each Index Business Day

The Index Published Level in respect of each Index Business Day “d” shall be an amount determined by the Index Calculation Agent equal to the Index Level in respect of d rounded to the Publication Rounding number of decimal places.
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2.	CONSTITUENT CLOSING LEVEL

2.1	The Constituent Closing Level in respect of a Constituent on an Index Business Day “d” shall be the level, price, rate or value specified in Part G (Provisions relating to Constituents), and determined, where applicable, by the Index Calculation Agent with reference to the Constituent Ticker specified in respect of such Constituent in Part E (Data).

2.2	If the level, price, rate or value (as applicable) in respect of any Constituent and any time and any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of the Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the “Corrected Level”) is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) in respect of such Constituent and the relevant time and the relevant day. The Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the Index Level in respect of such day.
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3.	DAILY EXCESS RETURN

3.1		Daily Excess Return

“Daily Excess Return” shall mean, in respect of an Index Business Day “d” of a calendar month “m”, an amount determined by the Index Calculation Agent in accordance with:

	(1)	Formula 1, if d occurs during the period from (and including) the first Index Business Day of m to (but excluding) the first Roll Day of m (“RD1”); or

	(2)	Formula 2, if d occurs during the period from (and including) RD1 to (and including) the tenth Roll Day of m (“RD10”); or

	(3)	Formula 3, if d occurs during the period from (but excluding) RD10 to (and including) the final Index Business Day of m.

3.2	Formula 1

“Formula 1” shall mean the formula set out below to determine the Daily Excess Return on an Index Business Day “d”:

3.3	Formula 2

“Formula 2” shall mean the formula set out below to determine the Daily Excess Return on an Index Business Day “d”:

3.4	Formula 3

“Formula 3” shall mean the formula set out below to determine the Daily Excess Return on an Index Business Day “d”:

3.5	Definitions

	“CCLnew,d”	shall mean the Constituent Closing Level in respect of the New Futures Contract and d.

	“CCLnew,d-1”	shall mean the Constituent Closing Level in respect of the New Futures Contract and the Index Business Day immediately preceding d.

	“CCLold,d”	shall mean the Constituent Closing Level in respect of the Old Futures Contract and d.

	“CCLold,d-1”	shall mean the Constituent Closing Level in respect of the Old Futures Contract and the Index Business Day immediately preceding d.

	“DERd”	shall mean the Daily Excess Return in respect of d.

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“Effective Roll Day”	shall mean the first Index Business Day to occur, immediately following an Index Business Day which is also a Scheduled Trading Day for the relevant Exchange, which is not a Disrupted Day in respect of the Futures Contract with reference to which the Daily Excess Return is determined with respect to such Index Business Day.

“Initial Roll Day”	shall mean the first Effective Roll Day to occur after the fifth Index Business Day of m.

“New Fractiond”	shall mean, in respect of d, the fraction specified as such in respect of the Roll Day which occurs on or immediately prior to d in the column headed “New Fraction” of the table set out at paragraph 3.6.

“New Futures Contract”	shall mean, in respect of m, the Specified Futures Contract in respect of m.

“Old Fractiond”	shall mean, in respect of d, the fraction specified as such in respect of the Roll Day which occurs on or immediately prior to d in the column headed “Old Fraction” of the table set out at paragraph 3.6.

“Old Futures Contract”	shall mean, in respect of m, the Specified Futures Contract in respect of the calendar month immediately preceding m.

“Roll Day”	shall mean the Initial Roll Day and each of the nine Effective Roll Days immediately following the Initial Roll Day. Each Roll Day is identified by the combination of the letters “RD” and a sequential number, as specified in the column headed “Roll Day” of the table set out at paragraph 3.6. The first Roll Day (i.e. the Initial Roll Day) to occur is therefore identified as “RD1”, and so forth.
3.6	Roll Days and Old Fractions and New Fractions

Roll Day	Old Fraction	New Fraction
RD1	9/10	1/10
RD2	8/10	2/10
RD3	7/10	3/10
RD4	6/10	4/10
RD5	5/10	5/10
RD6	4/10	6/10
RD7	3/10	7/10
RD8	2/10	8/10
RD9	1/10	9/10
RD10	0	1

3.7	Specified Futures Contract

“Specified Futures Contract” shall mean, in respect of a calendar month, the Futures Contract specified in respect of such calendar month in Part E (Data).
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Part E:	Data

Commodity Contract Types

(As at the Index Start Date.)

i	Commodity	Index Ticker	Exchange	CCT Ticker
1.	EUA Emissions	MO	ICE	MO

The Index Ticker in respect of each Index is a Bloomberg Electronic Page.

The Index Ticker in respect of each Citi Commodities Benchmark (Regular Roll) Mono Index (ER) is a combination of the letters “CVICA0” followed by the letters specified in respect of the Commodity Contract Type corresponding with such Index under the heading “Index Ticker” of the table set out above.

The Index Ticker in respect of each Citi Commodities Benchmark 1-Month Forward (Regular Roll) Mono Index (ER) is a combination of the letters “CVICA1” followed by the letters specified in respect of the Commodity Contract Type corresponding with such Index under the heading “Index Ticker” of the table set out above.

The Commodity Contract Type Ticker (or CCT Ticker) in respect of each Commodity Contract Type is a Bloomberg Electronic Page.

“ICE” shall mean the Intercontinental Exchange, Inc.

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Specified Futures Contracts

The Specified Futures Contract in respect of a calendar month “m” and a Commodity Contract Type “c” shall be the Futures Contract (1) the Contract Month of which is specified in the applicable table of the tables set out below in respect of m and c; and (2) the Contract Year of which is either (a) (where such specified Contract Month is not followed by an asterisk) the calendar year in which m occurs; or (b) (where such specified Contract Month is followed by an asterisk “*”) the calendar year next following the calendar year in which m occurs.

“Contract Month” shall mean, in respect of a Futures Contract, the calendar month referred to in the title of such Futures Contract (by way of illustration, if the title of a Futures Contract refers to “February 2016”, the Contract Month of such Futures Contract is February).

“Jan”	denotes	January	“May”	Denotes	May	“Sep”	denotes	September
“Feb”	denotes	February	“Jun”	Denotes	June	“Oct”	denotes	October
“Mar”	denotes	March	“Jul”	Denotes	July	“Nov”	denotes	November
“Apr”	denotes	April	“Aug”	Denotes	August	“Dec”	denotes	December

“Contract Year” shall mean, in respect of a Futures Contract, the calendar year referred to in the title of such Futures Contract (by way of illustration, if the title of a Futures Contract refers to “February 2016”, the Contract Year of such Futures Contract is 2016).

Each Specified Futures Contract is an ETD Contract for the purposes of Part G (Provisions relating to Constituents).

With respect to each Citi Commodities Benchmark (Regular Roll) Mono Index (ER)

Month
i	Commodity	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1.	EUA Emissions	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec*	Dec*

With respect to each Citi Commodities Benchmark 1-Month Forward (Regular Roll) Mono Index (ER)

Month
i	Commodity	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
1.	EUA Emissions	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec	Dec*	Dec*	Dec*

Dates and times

Index Business Day:	Any day on which the New York floor of the CME Group is scheduled to be open for trading for its regular trading session.
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Part F:	Adjustments, disruption and cancellation

1.			ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of a Constituent (the “Affected Element”), then:

	(1)		the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

	(2)		the Index Calculation Agent may replace the Affected Element with a replacement element which has substantially similar characteristics to the Affected Element, having regard to the manner in which the Affected Element is used in the calculation of the Index, in which case the Index Calculation Agent will:

		(a)	determine the effective date of such replacement; and

		(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

	(3)		the Index Administrator may discontinue and cancel the Index.

2.		DISRUPTED DAYS

If any Index Business Day is a Disrupted Day for any Constituent, then the Index Calculation Agent may:

	(1)	publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

	(2)	suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent.

3.		CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index, the Index Level and the Index Published Level.
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Part G:	Provisions relating to Constituents

ETD Contract (exchange-traded derivative contract)

This section of this Part G is applicable only to each Constituent which is classified (in Part E (Data) as an “ETD Contract” (each such Constituent, an “ETD Contract”).

Constituent Closing Level:	The Settlement Price of the relevant ETD Contract on the relevant Exchange.

Scheduled Trading Day:	Any day on which the relevant Exchange is scheduled to be open for its regular trading session.

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETD Contract.

Adjustment Event:	Each of the following: (1) ETD Contract Cancellation; and (2) ETD Contract Modification.

Correction Period:	2 Index Business Days.

“ETD Contract Cancellation” shall mean, in respect of an ETD Contract, trading in such ETD Contract is permanently discontinued on the relevant Exchange.

“ETD Contract Modification” shall mean, in respect of an ETD Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such ETD Contract; or (2) the formula for and method of calculating the Settlement Price of such ETD Contract.

“Exchange” shall have the meaning given to it under the heading “Exchange and Exchange Disruption” below.

“Exchange Disruption” shall have the meaning given to it under the heading “Exchange and Exchange Disruption” below.

“Settlement Price” shall have the meaning given to it under the heading “Exchange and Exchange Disruption” below.

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Exchange and Exchange Disruption

“Exchange” shall mean, in respect of an ETD Contract:

(1)		either:

	(a)	the exchange specified in Part E (Data); or

	(b)	(if no exchange is so specified) the primary exchange, trading system or quotation system in respect of such ETD Contract

(in each case, the “Trading Venue” in respect of such ETD Contract); or

(2)		any successor to such Trading Venue; or

(3)		any substitute Trading Venue to which trading in such ETD Contract has temporarily relocated, provided that there is comparable liquidity in such ETD Contract on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Disruption” shall mean, in respect of an ETD Contract:

(1)	the relevant Exchange fails to open for trading during its regular trading session; or

(2)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Exchange) of any suspension of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on the relevant Exchange; or

(3)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on the relevant Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on the relevant Exchange to effect transactions in or to obtain market values for such ETD Contract; or

(4)	the closure on any day (on which the relevant Exchange is scheduled to be open for its regular trading session) prior to the Scheduled Closing Time on such Exchange on such day, at least one hour prior to the earlier of (a) the actual closing for the regular trading session of the relevant Exchange on such day; and (b) the deadline for the submission of orders to be entered into the relevant Exchange system for execution at such scheduled weekday closing time on the relevant Exchange on such day; or

(5)	the Settlement Price of such ETD Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price; or

(6)	the Settlement Price of such ETD Contract is not published or otherwise made available by or on behalf of the relevant Exchange.

“Scheduled Closing Time” shall mean, in respect of an Exchange and a day on which such Exchange is scheduled to be open for its regular trading session, the scheduled weekday closing time of such Exchange on such day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Exchange.

“Settlement Price” shall mean, in respect of an ETD Contract, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such ETD Contract, as published or otherwise made available by the relevant Exchange.

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Part H:	Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part G (Provisions relating to Constituents).

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index, as specified in Part E (Data).

“Constituent Closing Level” shall have the meaning given to it in Part D (Calculation of the Index Level and the Index Published Level).

“Constituent Ticker” shall mean, in respect of a Constituent, the Electronic Page specified in respect of such Constituent in Part E (Data).

“Correction Period” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part G (Provisions relating to Constituents).

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part G (Provisions relating to Constituents).

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognized source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognized by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part J (Miscellaneous).

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to or assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall mean each day specified as such in Part E (Data).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Launch Date” shall mean the date specified as such in Part B (Key Information).

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return on which is linked to the performance of the Index.

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“Index Published Level” shall mean, in respect of an Index Business Day, the published level of the Index on such Index Business Day. The Index Published Level shall be an amount expressed in the Index Base Currency.

“Index Start Date” shall mean the date specified as such in Part B (Key Information). For the avoidance of doubt, the Index Start Date is an Index Business Day.

“Index Start Level” shall mean the Index Level on the Index Start Date, as specified in Part B (Key Information).

“Index Ticker” shall mean the Electronic Page specified as such in Part B (Key Information), or any alternative Electronic Page as may be designated by the Index Administrator.

“Part” shall mean a part of these Index Conditions.

“Publication Rounding” shall mean the number of decimal places specified as such in Part B (Key Information).

“Scheduled Trading Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part G (Provisions relating to Constituents).

“Scheduled Transacting Day” shall mean each day specified as such in Part E (Data).

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Part I:	Risk Factors

The discussion of risks in this Part I comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	Specified Futures Contracts

The Index reflects, during a particular month (and after the roll period), the performance of a particular Futures Contract that has been specified in advance (a Specified Futures Contract). An alternative index which reflects the performance of one or more other Futures Contracts in respect of the same commodity may produce different results, and may outperform the Index.

2.	Calendar of Futures Contracts

The particular Futures Contract the performance of which the Index reflects during a particular month (after the roll period) may not reflect the actual demand and supply of the relevant commodity for that month. An alternative index which reflects the performance of one or more other Futures Contracts in respect of the same commodity may produce different results, and may outperform the Index.

3.	ALGORITHMIC INDICES ARE VULNERABLE TO UNPREDICTABLE MARKETS

As the performance of commodities can be highly volatile, any rules-based algorithm using historical performance or behaviour of commodity prices (as the Index does) may be negatively impacted by unexpected or unpredictable commodity price behaviour.

4.	DISRUPTION

The Index may be disrupted if any of its Constituents is disrupted or cancelled.

5.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, the Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. If market conditions change from the conditions prevailing when these assumptions were made, the Index may underperform. An alternative index using other processes and parameters may outperform the Index.

6.	LIMITED PERFORMANCE HISTORY; HYPOTHETICAL BACK-TESTED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS

The Index was launched by the Index Administrator as of the specified Index Launch Date. Accordingly, the Index has a limited performance history, and this limited performance history may not reflect the way in which the Index would perform in a variety of market conditions, including market conditions which may arise during the term of any Index Linked Product.

All information regarding the performance of the Index prior to the Index Launch Date is hypothetical and back-tested (“Back-test Information”), as the Index did not exist prior to that date. It is important to understand that Back-test Information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future
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performance and should never be considered indicative of future performance. In particular, prospective investors are advised to note the following.

(1)	The Index has been developed with the benefit of hindsight and knowledge of factors that may have positively affected the performance of the Index - that is, with the benefit of being able to evaluate how the Index methodology would have caused the Index to perform had it existed during the hypothetical back-test period. It is impossible to predict whether the Index will rise or fall. Accordingly, the actual performance of the Index may differ significantly from the Back-test Information, and if the Index is shown to have generally appreciated over the hypothetical back-test period, that may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

(2)	The Back-test Information might look different if it covered a different historical period. The market conditions which existed during the historical period covered by the Back-test Information are not necessarily representative of the market conditions which may exist in the future. In addition, the Back-test Information does not reflect the effect on the relevant markets of the launch of the Index and of the delivery of exposures to the Index through Index Linked Products, which may include any hedging by the provider of such Index Linked Products. Where the Index has been developed to identify and to monetise a particular opportunity in the relevant markets, it should be noted that corresponding investments made by market participants, including any hedging by the providers of Index Linked Products, may erode such an opportunity, and therefore the Back-test Information may overstate the actual performance of any Index Linked Product.

(3)	Any Index Linked Product may bear additional fees which would reduce overall returns as compared to the past performance of the Index.

Any Back-test Information is provided for illustrative purposes only. Any back-test Information has been prepared on the basis of certain assumptions. Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such Back-test Information has been prepared.

General Risk Factors

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the components that are included in the Index (each, a “Constituent”) and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.

The Index represents the value of its Constituents, as weighted according to any weighting scheme used by the Index. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.

The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in
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the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of the Index is dependent on the performance of all of the Constituents contained in the Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level. The extent to which fluctuations in the Constituent Closing Level of a particular Constituent will affect the Index Level will, amongst other things, depend on how the Constituent is used in the Index.

●	Commodity

Prospective investors in an Index Linked Product linked to an Index which has exposure to a commodity should be familiar with commodities generally.

Commodity markets can be highly volatile. In addition to being affected by general economic and market factors, including without limitation (1) weather; (2) governmental, agricultural, commercial and trade programmes and policies introduced to influence commodity prices; (3) global political and economic events; and (4) changes in interest rates, commodity markets are also subject to temporary distortions or other disruptions caused by various factors including (a) changes in supply and demand; (b) any potential lack of liquidity in the market; (c) the participation of speculators; and (d) government regulation and intervention.

●	ETD Contract (exchange-traded derivative contract)

Prospective investors in an Index Linked Product linked to an Index containing an ETD Contract (whether a futures contract or an option contract) should be familiar with futures contracts and option contracts generally. The value and price volatility of both the ETD Contracts contained in an Index and of the assets or reference factors underlying such ETD Contracts must be considered.

Daily Limits

ETD Contracts are traded on exchanges, and are subject to regulations which limit the extent to which the prices of ETD Contracts can fluctuate during a single trading day. These regulations are commonly referred to as “daily limits”. Under these regulations, on a particular trading day, no trades may be executed at prices beyond the daily limits. Once the price of an ETD Contract has increased or decreased by an amount equal to the applicable daily limit, a trader cannot take a position or liquidate a position unless he is willing to effect the trade at or within the applicable daily limit. This could prevent the holder of an ETD Contract from promptly liquidating unfavourable positions and subject him to substantial losses.

3.	PERFORMANCE OF THE INDEX

3.1	The performance of the Index may be significantly lower than the performance of certain Constituents

The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.
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3.2	The correlation between the Constituents may change unpredictably

Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.

3.3	The Index may be subject to currency rate risk

The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.
4.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment.

If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.
5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.
6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions with respect to
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any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

8.	EFFECT OF NOTIONAL COSTS

The Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

9.		DISRUPTION TO THE INDEX

9.1		Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

	(1)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

	(2)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

	(3)	the Index Administrator making a modification or change to these Index Conditions; and

	(4)	the Index Administrator discontinuing and cancelling the Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

9.2		The occurrence or existence of disruptions may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part J (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.
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Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the “Product Provider”) is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS
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If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF THE INDEX

In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If the Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with the Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART I IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

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Part J:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

If the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to,
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use such corrected or adjusted Information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on” a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

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In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part J, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the
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associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part J (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2021 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

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